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PRICEWATERHOUSECOOPERS [LOGO]
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                                                     PricewaterhouseCoopers LLP
                                                     Suite 3400
                                                     312 Walnut St.
                                                     Cincinnati OH 45202-4122
                                                     Telephone (513) 651 4000
                                                     Facsimile (513) 768 4599

April 20, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Convergys Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 20, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



PricewaterhouseCoopers LLP